SCHEDULE 14A

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X] Preliminary  Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule  14a-6(e)(2))
[ ] Definitive  Proxy Statement
[ ] Definitive  Additional  Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  HemaSure Inc.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

      4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

      5) Total fee paid:

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[  ]     Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as  provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

         -----------------------------------------------------------------------

      2) Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

      3) Filing Party:

         -----------------------------------------------------------------------

      4) Date Filed:

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825592.5

                                  HEMASURE INC.
                                 140 Locke Drive
                        Marlborough, Massachusetts 01752

                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held on June 10, 1999

           The 1999 Annual Meeting of Stockholders of HemaSure Inc. (the "Company") will be held at the Holiday Inn, Marlborough, Massachusetts 01752, on Thursday, June 10, 1999 at 10:00 a.m., local time, to consider and act upon the following matters:

           1. To elect seven directors to serve until the next Annual Meeting of Stockholders.

           2. To approve and adopt an amendment to the Company's 1995 Employee Stock Purchase Plan to increase the number of authorized shares of common stock issuable thereunder from 250,000 to 500,000.

           3. To approve and adopt certain amendments to the Company's 1994 Stock Option Plan.

           4. To consider and act upon a proposal to amend the Certificate of Incorporation of the Company to increase the number of authorized shares of common stock from 20,000,000 to 35,000,000.

           5. To transact such other business as may properly come before the meeting or any adjournment thereof.

           Stockholders of record at the close of business on April 28, 1999 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's common stock, par value $.01 per share.

           All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors



                                          JAMES B. MURPHY, Secretary

Marlborough, Massachusetts
May __, 1999


           WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

825592.5

                                  HEMASURE INC.
                                 140 Locke Drive
                        Marlborough, Massachusetts 01752

           Proxy Statement for the 1999 Annual Meeting of Stockholders

                           To Be Held on June 10, 1999

           This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of HemaSure Inc. (the "Company") for use at the 1999 Annual Meeting of Stockholders to be held on June 10, 1999 and at any adjournment or adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

           The Company's Annual Report for the year ended December 31, 1998, is being mailed to stockholders with the mailing of this Notice of Meeting and Proxy Statement on or about May __, 1999.

Voting Securities and Votes Required

           On April 28, 1999, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 10,421,071 shares of common stock of the Company, par value $.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote.

           Under the Company's Bylaws, the holders of a majority of the shares of Common Stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter at the Annual Meeting. Stockholders holding shares of Common Stock who are present in person or represented by proxy (including stockholders who abstain from voting their shares or who do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

           The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote a majority of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class is required in order to amend the certificate of incorporation. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of each of the other matters to be voted upon.

           Stockholders who abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.


825592.5

Stock Ownership of Certain Beneficial Owners and Management

           The following table sets forth certain information, as of January 31, 1999, with respect to any person (including any "group," as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities, and as to those shares of the Company's equity securities beneficially owned by each of its directors and nominees for director, the executive officers of the Company named in the Summary Compensation Table under the heading "Compensation of Executive Officers" below, and all of its directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to the directors and officers of the Company, is based on a review of statements filed, or that should have been filed, with the Securities and Exchange Commission pursuant to Sections 13(d), 13(f), and 13(g) of the Exchange Act with respect to the Company's Common Stock. As of January 31, 1999, there were 9,087,737 shares of Common Stock outstanding. As of May 7, 1999, there were 14,921,071 shares of Common Stock outstanding. See footnotes
(1) and (2) below.

           The number of shares of Common Stock beneficially owned by each person is determined under the rules of the Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which such person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 1999 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise specified, the address for each person below is c/o HemaSure Inc., 140 Locke Drive, Marlborough, Massachusetts 01752.


                                                                                 Shares of                   Percentage of
                                                                                Common Stock                     Common
                                                                                Beneficially                     Stock
                               Name and Address                                   Owned(1)                   Outstanding(1)
                               ----------------                                   --------                   --------------
Sepracor Inc..................................................................   4,700,000(2)                    43.6%(2)
           111 Locke Drive
           Marlborough, MA 01752
Novo Nordisk A/S(3)...........................................................     827,375                        9.1%
           405 Lexington Avenue
           Suite 6400
           New York, NY 10017-6401
Morgens, Waterfall, Vintiadis & CO., Inc.                                          500,000                        5.5%
           10 East 50th Street
           New York, NY 10022
Nicholas Madonia, Trustee(4)..................................................     489,000                        5.4%
           Madonia, Pilles & Co., P.A.
           30 Outwater Lane
           Garfield, NJ  07026



825592.5
                                       -2-



                                                                                 Shares of                   Percentage of
                                                                                Common Stock                     Common
                                                                                Beneficially                     Stock
                               Name and Address                                   Owned(1)                   Outstanding(1)
                               ----------------                                   --------                   --------------

Timothy J. Barberich(5)....................................................... 116,750                           1.3%
John F. McGuire...............................................................  230,000                          2.5%
David S. Barlow(6)............................................................   34,125                             *
Rolf S. Stutz(6)..............................................................   37,125                             *
Justin E. Doheny..............................................................      700                             *
Peter C. Sutcliffe............................................................   30,351                             *
James B. Murphy...............................................................   30,090                             *
Edward C. Wood(7).............................................................     0(1)                          *(1)
Frank Corbin(7)...............................................................     0(1)                          *(1)
All directors and executive officers as a group
(persons)(8)..................................................................  479,141                          5.0%

---------------
*          Represents holdings of less than one percent.

(1) Amounts and percentages reflected exclude 4,500,000 shares of Common Stock issued by the Company to COBE Laboratories, Inc. ("COBE") on May 3, 1999; such shares were issued to COBE subsequent to the record date for the Company's 1999 Annual Meeting and are not eligible to be voted in respect to the matters set forth herein. As of May 7, 1999, COBE beneficially owned approximately 30.2% of the Company's outstanding Common Stock. See "Certain Relationships and Related Transactions - COBE" below. COBE's principal business address is 1201 Oak Street, Lakewood, CO. 80215-4498.

(2) Includes 1,700,000 shares of Common Stock which Sepracor has the right to acquire within 60 days after January 30, 1999 upon exercise of outstanding warrants. Excludes 1,333,334 shares of Common Stock of the Company and immediately exercisable warrants to purchase 667,000 shares of Common Stock of the Company which, in each case, were acquired by Sepracor on March 23, 1999 and which, when aggregated with the 4,700,000 shares beneficially owned as of January 31, 1999 as set forth above, result in Sepracor beneficially owning 38.8% of the shares of Common Stock outstanding as of May 7, 1999.

(3) On January 16, 1998, the Company converted all indebtedness under a convertible subordinated promissory note issued to Novo Nordisk A/S, pursuant to the terms thereof, into shares of Common Stock at a conversion price of $10.50 per share. Novo Nordisk A/S has contested the conversion of the note, including the forgiveness of $3 million of indebtedness pursuant to the terms thereof.


825592.5
                                       -3-

(4) Mr. Madonia is the trustee for three trusts (the "Trusts") which collectively hold 489,000 shares of Common Stock. In accordance with the terms of the Trusts' governing documents, Mr. Madonia has the sole power to vote and sole power to dispose of the shares of Common Stock held by the trustee. Each of the Trusts is a charitable remainder trust in accordance with the applicable rules and regulations of the Internal Revenue Code of 1986, as amended.

(5) Includes 87,750 shares of Common Stock which Mr. Barberich has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

(6) Includes 31,125 shares of Common Stock which each of Messrs. Barlow and Stutz has the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.

(7) Messrs. Wood and Corbin are the President and Vice President of R&D of COBE BCT, Inc. a division of COBE. See footnote (1) above.

(8) Includes an aggregate of 405,000 shares of Common Stock which executive officers and directors have the right to acquire within 60 days after January 31, 1999 upon exercise of outstanding stock options.


                              ELECTION OF DIRECTORS

           The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the nominees named below, each of whom is currently a member of the Board of Directors of the Company.

           Each director will be elected to hold office until the 2000 Annual Meeting of Stockholders and until his successor is duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected; however, if any nominee should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

           There are no family relationships between or among any officers or directors of the Company.

           Set forth below are the name and age of each member of, or nominee to, the Board of Directors, and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of January 31, 1999, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."

                              Nominees For Director

           Timothy J. Barberich, age 51, has served as Chairman of the Board of the Company since April 1997, as a director since the Company's organization in 1993 and was Chairman of the Board of Directors from 1993 until March 1996. Mr. Barberich was a founder of Sepracor Inc. ("Sepracor"), a specialty pharmaceutical company, and has served as President, Chief Executive Officer and a director of Sepracor since 1984. As of January 31, 1999 and May 7, 1999 Sepracor owned approximately 43.6% and

825592.5
                                       -4-

38.8%, respectively, of the outstanding Common Stock of the Company. Mr. Barberich also serves as Chairman of the board of directors of BioSepra Inc., a publicly traded subsidiary of Sepracor engaged in the manufacture of instrumentation and media for the pharmaceutical industry.

           David S. Barlow, age 42, has served as a director of the Company since January 1994. Mr. Barlow has been Executive Vice President and President, Pharmaceuticals Division of Sepracor since October 1995. From July 1993 to October 1995, Mr. Barlow held the position of Senior Vice President and General Manager of the Pharmaceuticals Division of Sepracor. From 1991 to 1993, he was president of the Business Group, a management consulting firm. Previously, he was Vice President, Worldwide Marketing and Business Development of Armour Pharmaceutical Company, a subsidiary of Rhone-Poulenc Rorer, from 1988 to 1991. Prior to that time, he was associated with Pfizer Inc. and Ares-Serono, Inc. in various business planning and marketing positions.

           Rolf S. Stutz, age 49, has served as a director of the Company since January 1994. Mr. Stutz has been Chairman (since June 1996), Chief Executive Officer (since 1983) and a director of Zoll Medical Corporation ("Zoll"), a manufacturer of cardiovascular monitoring and treatment equipment. He served previously as President of Zoll from 1983 to June 1996. From 1979 to 1983, Mr. Stutz held a variety of domestic and international management positions with Millipore Corporation, an industrial filtration manufacturer. Mr. Stutz is also a director of Cambridge Heart, Inc., a corporation engaged in the research, development, and commercialization of products for non-invasive diagnosis of cardiac disease.

           John F. McGuire, age 52, has served as Chief Executive Officer and a director of the Company since April 1997. Prior to that time, Mr. McGuire served as Vice President and General Manager of Johnson & Johnson's ("J&J") Ortho Diagnostic Systems Blood Bank Business Unit since January 1996. From March 1995 to January 1996, Mr. McGuire held the position of Vice President, Sales &
Marketing, North America for J&J. From August 1990 to March 1995, Mr. McGuire served as Managing Director of Ortho Diagnostic Systems, U.K. and Belgium for J&J. From September 1988 to August 1990, Mr. McGuire held the position of Marketing Director for the AIDS and Hepatitis Business Unit of J&J. From 1977 to 1988, Mr. McGuire held various management positions at E.I. DuPont De Nemours & Company, the last of which was National Sales Manager, AIDS & Hepatitis Business. Mr. McGuire is a member of the Board of Trustees of the National Blood Foundation Trust Fund and of the Bergen Community Blood Center.

           Justin E. Doheny, age 47, has been Executive Vice President and Chief Operating Officer of Saint Peter's University Hospital, New Brunswick, NJ, since August 1997. During 1996 (June-October), Mr. Doheny served as Senior Vice President of Saint Barnabas Health Care System in Livingston, NJ. From December 1985 until June 1996, Mr. Doheny held the position of President of Wayne General Hospital, located in Wayne, NJ.

          Edward C. Wood, age 54, has been President of COBE BCT, Inc., a division of COBE Laboratories, Inc. since 1991. COBE is a subsidiary of Gambro AB, a Swedish company, and is a leading provider of blood separation products. Prior to that, Mr. Wood held various positions in manufacturing, research and development and marketing with COBE. He served on the Board of Aastrom Biosciences from August 1994 until February 1999. Mr. Wood received degrees in chemistry from Harvey Mudd College and in management from the University of Colorado.

           Frank Corbin, age 52, has been Vice President of Research and Development of COBE BCT, Inc. since July 1997. Prior to that Mr. Corbin served as Director of Research and Development for COBE BCT, Inc. from January 1991 until July 1997. Mr. Corbin received a Bachelor of Science degree from Northwestern University.

Board and Committee Meetings

           The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent accountants and the Board of Directors. The Audit Committee has responsibility for recommending the appointment of the Company's independent

825592.5
                                       -5-
accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee met once in 1998. In 1998, the members of the Audit Committee were Messrs. Doheny and Stutz.

           The Company also has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board of Directors regarding compensation programs of the Company. The Compensation Committee is responsible for establishing and modifying the compensation of all corporate officers of the Company, adoption and amendment of all stock option and other employee benefit plans, and the engagement of, terms of any employment agreements and arrangements with, and termination of, all corporate officers of the Company. In 1998, the members of the Compensation Committee were Messrs. Stutz and Doheny. See "Report of the Compensation Committee" below.

           The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

           The Board of Directors held six meetings during 1998. Each director, other than Mr. Doheny who is addressed below, attended at least 75% of the total number of meetings (including consents in lieu of meetings) of the Board of Directors. Mr. Doheny attended at least 75% of the total number of meetings (including consents in lieu of meetings) of the Board of Directors which took place during the period of his directorship.

Compensation for Directors

           Directors who are neither officers nor employees of the Company or of any subsidiary of the Company (the "Outside Directors") receive $1,000 for each meeting of the Board they attend and are entitled to participate in the
Company's 1994 Director Stock Option Plan, as amended (the "Director Option Plan"), provided that Mr. Barberich and Mr. Barlow do not receive compensation for attendance at meetings of the Board. Directors who are officers or employees of the Company do not receive any additional compensation for their services as directors. On January 5, 1994, options to purchase an aggregate of 75,000 shares of Common Stock at an exercise price of $2.00 per share were granted under the Director Option Plan to the following directors: Mr. Barberich, 45,000 shares, and Mr. Barlow, Mr. Stutz, and two former members of the Board (Messrs. Tullis and Kimbell) 7,500 shares each. On May 17, 1995, options to purchase 1,500 shares of Common Stock at an exercise price of $5.50 per share were granted under the Director Option Plan to the following directors: Mr. Barberich, Mr. Barlow, Mr. Stutz and two former members of the Board (Messrs. Tullis and Kimbell). On February 15, 1996, options to purchase 18,750 shares of Common Stock at an exercise price of $12.375 per share were granted under the 1994 Stock Option Plan to Mr. Barberich. On May 16, 1996, options to purchase an aggregate of 39,000 shares of Common Stock at an exercise price of $16.25 per share were granted under the Director Option Plan to the following directors:
Mr. Barberich, Mr. Barlow, Mr. Kimbell, and Mr. Stutz, 9,750 shares each. On May 16, 1997, options to purchase an aggregate of 12,000 shares of Common Stock at an exercise price of $1.75 per share were granted under the Director Option Plan to the following directors: Mr. Barberich, Mr. Barlow, Mr. Kimbell and Mr. Stutz, 3,000 shares each. On January 22, 1998, options to purchase an aggregate of 162,000 shares of Common Stock, at an exercise price of $0.625, were granted under the 1994 Stock Option Plan to the following directors: Mr. Barberich, 75,000 shares, and Messrs. Barlow and Stutz, 43,500 shares each. On May 26, 1998, options to purchase an aggregate of 16,500 shares of Common Stock at an exercise price of $1.50 per share were granted under the Director Option Plan to the following directors: Mr. Barberich, Mr. Barlow, and Mr. Stutz 3,000 shares each and Mr. Doheny, 7,500 shares.


825592.5
                                       -6-

                      EXECUTIVE OFFICERS OF THE REGISTRANT

           The following table sets forth the names, ages and positions of the current executive officers of the Company.

                     Name                             Age                          Position
                    -----                            ----                         ----------
John F. McGuire.....................................    52          President, Chief Executive Officer and Director

James B. Murphy.....................................    42          Senior Vice President, Finance and Administration
                                                                    Treasurer and Secretary

Peter Sutcliffe.....................................    49          Vice President and Chief Operating Officer

          Mr. McGuire's biography is set forth under "Election of Directors -- Nominees for Director."

          Mr. Murphy has served as Senior Vice President, Finance and Administration since February 1996. From April 1994 to January 1996, he served as Vice President and Corporate Controller of the Company. Prior to that, from 1990 to April 1994, he served as Corporate Controller of Sepracor. Previously, Mr. Murphy held the positions of Senior Corporate Accountant at BBN Inc. and Senior Accountant at Arthur Andersen LLP.

          Mr. Sutcliffe has served as Chief Operating Officer of the Company since April 3, 1998. From May 1996 until that time, Mr. Sutcliffe served as Vice President of Manufacturing Operations of the Company. From May 1982 until May 1996, Mr. Sutcliffe held the position of Vice President Manufacturing for Corning Costar Incorporated. From 1976 until 1982, he was a plant manufacturing manager at Millipore Corporation.

Compensation of Executive Officers

          Summary Compensation Table. The following table sets forth certain information with respect to the annual and long-term compensation for the last three fiscal years of the Company's President and Chief Executive Officer and the Company's other executive officers (including former executive officers) whose total annual salary and bonus for 1998 exceeded $100,000 (collectively, the "Named Executive Officers").


825592.5
                                       -7-

                           SUMMARY COMPENSATION TABLE

                                                                                                  Long-Term
                                                                                                Compensation
                                                             Annual Compensation                    Awards
                                                             -------------------                -------------         All
                                                                               Other Annual      Securities          Other
                                                                               Compensation      Underlying      Compensation
     Name and Principal Position       Year            Salary ($)    Bonus($)     ($)(1)        Options/SARs        ($)(2)
     ---------------------------       ----            ----------    --------    --------      --------------    ------------
John F. McGuire......................  1998              $216,172         -       -               800,000 (3)            300
     President and                     1997               140,302    75,000       -               600,000                195
     Chief Executive Officer           1996                     -         -       -                     -                  -

James B. Murphy......................  1998              $140,063         -       -               220,000 (4)          $  63
     Senior Vice President             1997               119,387                                  60,000                222
     Finance and Administration        1996               112,926         -       -                30,000                247

Peter C. Sutcliffe...................  1998              $160,125         -       -               200,000 (4)           $125
                                       1997               143,005         -       -                     -                112
                                       1996               116,141    25,000       -                     -                 91

-------------

(1) Other compensation in the form of perquisites and other personal benefits has been omitted if such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total salary and bonus for the Named Executive Officer.

(2) Represents the taxable portion of group life insurance paid by the Company.

(3) Includes 600,000 repriced options. See "Ten-Year Option/SAR Repricings" table below.

(4) Includes 100,000 repriced options. See "Ten-Year Option/SAR Repricings" table below.


           Option  Grant  Table.   The   following   table  sets  forth  certain
information regarding options granted during the year ended December 31, 1998 by the Company to the Named Executive Officers.


                         OPTION/SAR GRANTS IN LAST YEAR

                                     Individual Grants
                                     -----------------
                                                Percent of                   Market
                                                   Total                    Price of
                                 Number of       Options/                  Securities                   Potential Realizable Value
                                Securities         SARs         Exercise   Underlying                   as Assumed Annual Rates of
                                Underlying      Granted to         or       Options/                     Stock Price Appreciation
                               Options/SARs    Employees In       Base        SARs                          For Option Term(2)
                                  Granted         Fiscal          Price     On Grant   Expiration      ---------------------------
            Name                  (#)(1)           Year          ($/sh)       Date        Date            5%($)            10%($)
            ----                  ------           ----          ------       ----        ----         -----------     -----------

John F. McGuire..............    800,000         43.0600       $0.6250      $0.6250     1-22-08        $ 314,447          $796,871


James B. Murphy..............    120,000          6.4592       $0.6250      $0.6250     1-22-08        $  47,167          $119,531
                                 100,000          5.3826        1.2500       1.2500     6-30-08           78,612           199,218


Peter C. Sutcliffe...........    100,000          5.3826       $0.6250      $0.6250     1-22-08        $  39,306          $ 99,609
                                 100,000          5.3826        1.2500       1.2500     6-30-08           78,612           199,218

---------------

(1) Options vest in up to five equal annual installments beginning on the first anniversary of the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for options if exercised and sold at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date options are granted. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock on the date on which the options are sold.

825592.5
                                       -8-

            Year-End Option Table. The following table sets forth certain information regarding options held as of December 31, 1998 by the Named Executive Officers. No Named Executive Officer exercised stock options in 1997.

                AGGREGATED OPTION/SAR EXERCISES IN LAST YEAR AND
                           YEAR-END OPTION/SAR VALUES


                                                                               Number of
                                                                              Securities
                                                                              Underlying               Value of Unexercised
                                                                              Unexercised                  In-The-Money
                                                                            Options/SARs at               Options/SARs at
                                                                          Fiscal Year-End (#)         Fiscal Year-End ($)(1)
                                                                          -------------------         ----------------------
                                      Shares
                                   Acquired on           Value              Exercisable/                  Exercisable/
                   Name            Exercise (#)       Realized ($)         Unexercisable(2)                Unexercisable
                   ----            ------------       ------------         ----------------                -------------
John F. McGuire..................                                              0/800,000                     0/849,600
James B. Murphy..................                                              0/220,000                     0/171,140
Peter C. Sutcliffe...............                                              0/200,000                     0/149,900

---------------

(1) Value is based on the closing sales price of the Company's Common Stock on December 31, 1998 ($1.6870), the last trading day of the Company's 1998 fiscal year, less the applicable option exercise price.


           Option Repricing Table. The table set forth below provides certain information concerning all adjustments to the exercise prices of outstanding stock options held by executive officers of the Company during the past 10 years.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                                  Number of
                                                  Securities  Market Price     Exercise                          Length of Original
                                                  Underlying   of Stock at     Price at                              Option Term
                                                 Options/SARs    Time of       Time of                            Remaining at Date
                                                 Repriced or  Repricing or   Repricing or          New             of Repricing or
            Name                   Date            Amended      Amendment     Amendment      Exercise Price       Amendment (years)
                                   ----            -------      ---------     ---------      --------------       -----------------
John F. McGuire..............     1/22/98          600,000       $0.6250    $  2.5630           $0.6250             9

James B. Murphy..............     4/16/97           12,000       $3.5000    $  7.5000           $3.5000            10
                                  4/16/97           30,000       $3.5000    $ 12.3800           $3.5000            10
                                  1/22/98          120,000       $0.6250    $  3.5000           $0.6250             9

Peter C. Sutcliffe...........     4/16/97           25,000       $3.5000    $ 14.3750           $3.5000             9
                                  1/22/98          100,000       $0.6250    $  3.5000           $0.6250             9




825592.5
                                       -9-

Report of the Compensation Committee

           The Compensation Committee of the Board of Directors, which is currently comprised of two non-employee directors, Rolf S. Stutz and Justin E. Doheny, is responsible for determining the compensation package of each
executive   officer  and  recommending  it  to  the  Board  of  Directors.   The
Compensation Committee sets the compensation for executive officers and establishes compensation policies for the Company's Chief Executive Officer and the other executive officers of the Company. All decisions by the Compensation Committee are reviewed by the Board of Directors.

           The Company's executive compensation program is designed to promote the achievement of the Company's business goals, and, thereby, to maximize corporate performance and stockholder returns. Executive compensation consists of a combination of base salary and stock-based incentives. The Compensation
Committee considers stock incentives to be a critical component of an executive's compensation package in order to help align executive interests with stockholder interests.

           Compensation Philosophy

           The objective of the executive compensation program is to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who are expected to contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

           o         Competitive and Fair Compensation
                     The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company believes compensation for its executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in the same or similar businesses and of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

           o         Sustained Performance
                     Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, timely development and commercial introduction of new processes and products, establishment of strategic licensing and development alliances with third parties and performance relative to competitors. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and Company values are fostered.

           In evaluating each executive officer's performance, the Company generally conforms to the following process:

           o         Company  and   individual   goals  and   objectives  are
                     established at the beginning of the performance cycle.
           o         At the end of the performance cycle, the  accomplishments
                     of  the   executive's   goals   and   objectives   and  his
                     contributions to the Company are evaluated.

825592.5
                                      -10-

           o The executive's performance is then compared with peers within the Company and the results are communicated to the executive.
           o The comparative results, combined with comparative compensation practices of other companies in the industry, are then used to determine salary and stock compensation levels.

           Annual compensation for the Company's executives generally consists of a base salary and from time to time, the Committee may consider the granting of stock options and the payment of cash bonuses based upon performance in a particular year.

           The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries are based on actual corporate and individual performance against targeted performance and various subjective performance criteria. Targeted performance criteria vary for each executive based on his area of responsibility, and may include achievement of the operating budget for the Company as a whole or of a business group of the Company, continued innovation in development and commercialization of the Company's technology and products, timely development and commercial introduction of new products or processes, implementation of financing strategies and establishment of strategic licensing and development alliances with third parties. Subjective performance criteria include an executive's ability to motivate others. develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but instead makes an evaluation of each executive officer's contributions in light of all such criteria.

           Compensation at the executive officer level also includes the long-term incentives afforded by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a vesting period of up to five years to encourage key employees to continue in the employ of the Company. All stock options granted to executive officers in 1998 were granted at fair market value on the date of grant. During 1998, all executive officers received options to purchase an aggregate of 400,000 shares of Common Stock, at a weighted average exercise price of $.9375 per share. In addition options to purchase 820,000 shares of Common Stock were repriced with an exercise price of $.6250.

           Executive officers are also eligible to participate in the Company's 1995 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). The Purchase Plan is available to virtually all employees of the Company and generally permits participants to purchase shares of Common Stock at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

             Base Salaries

           The base  salaries of the Named  Executive  Officers have been set by
reviewing   compensation  for  competitive  positions  in  the  market  and  the historical compensation levels of such executives. The employment agreements with the Named Executive Officers are described more fully under "Certain Relationship and Related Transactions."

           Compliance with Internal Revenue Code Section 162(m)

           Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the

825592.5
                                      -11-
corporation's Chief Executive Officer and four other most highly compensated executive officers. Qualifying performance compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure the performance-based portion of the compensation of its executive officers (which currently consists of stock option grants and performance based bonuses described above), in a manner that complies with the new statute to mitigate any disallowance of deductions.

           Repricing of Options

           THE FOLLOWING SECTION OF THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY WITH THE SEC UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NOTWITHSTANDING ANY SUCH INCORPORATION BY REFERENCE OF ANY OTHER PORTIONS OF THIS PROXY STATEMENT.

           On January 22, 1998, the Compensation Committee authorized a program pursuant to which the Company offered to holders a certain "out-of-the-money" stock options issued under the Company's 1994 Stock Option Plan, as amended (the "Plan"), the right to surrender those options for cancellation in exchange for new options exercisable at $0.625 per share, which was the fair value per share of Common Stock on January 22, 1998. Each new option is exercisable for the same number of shares as the canceled option for which it was exchanged, and generally follows the same type of vesting and expiration schedules, but the vesting and expiration schedules begin on the new grant date. The Committee believes that this exchange program was in the best interests of the Company and was necessary in order for the Plan to continue serving one of its primary purposes - to encourage key employees to remain with the Company and to contribute toward efforts to increase the value of the Company's Common Stock. Prior to their cancellation pursuant to the exchange program, the out-of-the-money options had exercise prices ranging from $2.00 to $12.38, and therefore provided little incentive to employees.

                             Compensation Committee

                             Rolf S. Stutz
                             Justin E. Doheny


Compensation Committee Interlocks and Insider Participation

           The current members of the Compensation Committee are Mr. Stutz and Mr. Doheny. Neither Mr. Stutz nor Mr. Doheny were at any time during 1998, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

           No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

Comparative Stock Performance

           The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from April 7, 1994 through the year ended December 31, 1998 with the cumulative total return on (i) the CRSP Total Return Index for The Nasdaq Stock Market (the "Nasdaq Composite Index"), and (ii) the Nasdaq Pharmaceutical Index (assuming the

825592.5
                                      -12-
investment of $100 in the Company's Common Stock (at the initial public offering price), the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index on April 7, 1994 and reinvestment of all dividends).

           Measurement points are on April 7, 1994 and the last trading day of the years ended December 31, 1994, December 31, 1995, December 31, 1996, December 31, 1997 and December 31, 1998.










                               [Graphics Omitted]















Certain Relationships and Related Transactions

           Sepracor. The Company was organized in December 1993 as a subsidiary of Sepracor. Effective January 1, 1994, Sepracor transferred its blood filtration and membrane filter design business to the Company in exchange for 3,000,000 shares of Common Stock. As of January 31, 1999 and May 7, 1999 Sepracor beneficially owned approximately 43.6% and 38.8%, respectively, of the Company's outstanding Common Stock. Messrs. Barberich and Barlow, directors of the Company, are President and Chief Executive Officer and Executive Vice President and President, Pharmaceuticals Division, respectively, of Sepracor.

           In September 1998, the Company completed a $5 million revolving line of credit arrangement with a commercial bank. Sepracor, the Company's largest shareholder has guaranteed to repay amounts borrowed under the line of credit. In exchange for the guarantee, the Company granted to Sepracor warrants to purchase up to 1,700,000 shares of the Company's common stock at a price of $0.69 per share. The warrants will expire in the year 2003 and have certain registration rights associated with them. In March 1999, Sepracor purchased an additional 1,333,334 shares of Common Stock of the Company for $1.50 per share and in connection therewith received warrants to purchase an additional 667,000 shares at a price of $1.50 per share and certain registration rights in respect of such acquired securities.


825592.5
                                      -13-

           Employment and Retention Agreements. The Company entered into an employment agreement, as of April 1, 1997 (the "Agreement"), with John F. McGuire which provides that Mr. McGuire serve as President and Chief Executive Officer of the Company. The Agreement provided for a first year salary of $14,583 per month and an annual bonus of $75,000 to be earned upon the achievement of certain goals as determined by the Board of Directors, and for adjustments thereto in subsequent years, as determined by the Board of Directors or its Compensation Committee. Upon execution of the Agreement, Mr. McGuire received an option to purchase 600,000 shares of Common Stock at an exercise price equal to the "low" bid price for the Common Stock as quoted on the Nasdaq National Market System for the week of April 4, 1997. The options vest in four equal annual installments commencing in 1998. Pursuant to the Agreement, an additional 200,000 incentive stock options were issued to Mr. McGuire in January, 1998. Finally, pursuant to the terms of the Agreement, if Mr. McGuire is terminated other than for cause, he will receive one year's salary plus the bonus payable for the prior year, to be paid monthly over the course of the 12 months following such termination, or until he secures employment in an equivalent role.

           On December 15, 1998, the Company entered into senior management retention Agreements (the "Retention Agreements"), with each of John F. McGuire, James B. Murphy and Peter C. Sutcliff, (each individually a "Key Employee"), to reinforce and encourage their continued attention and dedication to their duties. Pursuant to the Retention Agreements, in the event a change of control occurs (as defined in the agreements) and the Key Employee (i) is terminated by the Company after the change of control, (ii) remains employed by the Company for 12 months after the change of control or (iii) terminates his employment with the Company for good cause, then the Key Employee is eligible for (i) payment of his full base salary plus all amounts entitled under any compensation plan through the termination date, (ii) severance payments, payable in 24 equal monthly installments equal to 200% (except for Mr. McGuire who shall receive 300%), of the higher of his annual base salary immediately prior to the date of termination or his base salary in effect immediately prior to the change of control and (iii) life, disability, dental, accident and group health insurance benefits for a period of 36 months after such termination. The Retention Agreements are automatically renewed each year unless written notice of termination is delivered by October 30th of any given year.

           COBE. Pursuant to a Stock Subscription Agreement, dated May 3, 1999, between the Company and COBE, (i) COBE purchased from the Company, and the Company issued to COBE, 4,500,000 shares of Common Stock at an aggregate purchase price of $9 million and (ii) subject to stockholder approval, the Company granted COBE an option (the "COBE Option") to acquire $3 million of Common Stock at a per share price equal to the average closing price per share of Common Stock for the thirty (30) trading day period immediately prior to the date of exercise of such option. The COBE Option is exercisable at any time after August 2, 1999 and prior to May 3, 2000, and is subject to stockholder approval of the proposal to amend the Company's certificate of incorporation, as set forth in this proxy statement, in order that the Company will have a sufficient number of shares available for issuance upon the exercise thereof. In connection with the foregoing transaction, the Company and COBE amended and restated their pre-existing Distribution Agreement to expand the territory in which COBE will distribute the Company's products to make it worldwide, excluding sales to the American Red Cross. In addition, the agreement provides for joint efforts related to the defense of the Company's products against intellectual property claims made by third parties.


           Novo Nordisk A/S. Under the terms of the May 1996 agreement relating to the Company's acquisition of the plasma product unit of Novo Nordisk A/S (the "Denmark Acquisition"), the purchase price to be paid for the plasma product unit was to be comprised of three portions: (i) $1,800,000 was to be payable in 1998 in cash or common stock of the Company or a subsidiary of the Company, at the Company's option; (ii) approximately $13,000,000 was to be payable from time to time upon the sale of acquired inventory (valued at approximately $13,000,000), but in any event no later than 1998, provided that up to approximately $3,000,000 of such portion could be forgiven in certain circumstances; and (iii)

825592.5
                                      -14-
approximately $8,000,000 was to be payable in 1998 in cash or Common Stock of the Company or a subsidiary of the Company, at the Company's option, provided that all of this portion would be forgiven in certain circumstances. In January 1997, the Company and Novo Nordisk entered into a Restructuring Agreement relating to the Denmark Acquisition (the "Restructuring Agreement"). Pursuant to the Restructuring Agreement, approximately $23,000,000 of indebtedness owed to Novo Nordisk was restructured by way of issuance by the Company to Novo Nordisk of a 12% convertible subordinated promissory note in the principal amount of approximately $11,722,000, which was due and payable on December 31, 20001 (the "Note"), with interest payable quarterly (provided that up to approximately $3,000,000 would be forgiven in certain circumstances). Approximately $8,500,000 of the reduction of such indebtedness was forgiven. The remainder of the reduction represented a net amount due from Novo Nordisk to the Company related to various service arrangements between the two companies. On January 6, 1998, the Company elected to convert all indebtedness under the Note, pursuant to the terms thereof, into shares of Common Stock of the Company at a conversion price equal to $10.50 per share, or 827,375 shares. Pursuant to a registration rights agreement, the Company previously granted Novo Nordisk certain registration rights with respect to any shares of Common Stock acquired by Novo Nordisk upon conversion of the Note. Novo Nordisk has contested the conversion of the Note, including the forgiveness of the $3,000,000 amount. The Company believes such claims are without merit.



825592.5
                                      -15-

           APPROVAL OF AMENDMENTS TO 1995 EMPLOYEE STOCK PURCHASE PLAN

Summary of Amendment

           On April 2, 1999, the Company's Board of Directors adopted, subject to stockholder approval, an amendment to the Company's 1995 Employee Stock Purchase Plan (as amended, the "Amended Purchase Plan") to provide for an increase, from 250,000 to 500,000, in the number of authorized shares of Common Stock issuable under the Amended Purchase Plan. The Board of Directors believes that it is in the best interest of the Company to continue to encourage stock ownership by employees of the Company.

           The principal provisions of the Amended Purchase Plan are summarized below. The following summary of the material provisions of the Amended Purchase Plan does not purport to be complete and is qualified in its entirety by the terms of the Amended Purchase Plan. A copy of the Amended Purchase Plan may be obtained from the Company by contacting James B. Murphy, Senior Vice President Finance and Administration, 140 Locke Drive, Marlborough, Massachusetts 01752.

The Amended Purchase Plan

           The purpose of the Amended Purchase Plan is to provide eligible employees of the Company and certain of its subsidiaries with opportunities to purchase shares of the Company's Common Stock.

           Administration. The Amended Purchase Plan will be administered by the Company's Board of Directors or by a committee appointed by the Board of Directors (the "Committee"), whose construction and interpretation of the terms and provisions of the Amended Purchase Plan shall be final and conclusive.

           Eligibility. With certain limited exceptions in the case of employees already holding a significant amount of Common Stock, each employee of the Company as of the date an offering commences and who ordinarily works twenty
(20) or more hours per week and more than five (5) months per year is eligible to participate in the Amended Purchase Plan. As of April 2,1999, approximately 45 employees were eligible to participate in the Amended Purchase Plan.

           Offerings. The Company will make one or more offerings to employees to purchase stock under the Amended Purchase Plan. Offerings will begin each June 1 and December 1, or the first business day thereafter (the "Offering Commencement Date"). The Offering Commencement Date will begin a six (6) month period during which payroll deductions will be made and held for the purchase of the Company's common stock at the end of the offering period. The Board of Directors of the Committee may, at its discretion, select a different period of twelve (12) months or less for subsequent offerings, as further detailed in the Amended Purchase Plan.

           Participation and Deductions. An employee eligible on the Offering Commencement Date may participate in an offering by completing and forwarding a payroll deduction authorization form at least thirty (30) days prior to the applicable Offering Commencement Date. Payroll deductions may be made in one (1%) percent increments from 1% to 10% of compensation (which excludes overtime, incentive or bonus awards, allowances and reimbursements for expenses), with any change in compensation during the offering period to result in an automatic corresponding change in the dollar amount withheld. An employee may decrease or discontinue his payroll deduction once during the offering period, by filing a new payroll deduction authorization form. An employee may not, however, increase his payroll deduction during the offering period. Unless an employee files a new form or withdraws from the Amended Purchase Plan, his deductions and purchases will continue at the same rate for future offerings under the Amended Purchase Plan as long as the Amended Purchase Plan remains in effect.

825592.5
                                      -16-

           No employee may be granted an option which permits his rights to purchase the Company's Common Stock under the Amended Purchase Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the offering period) for each calendar year in which the option is outstanding at any time.

           Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in an offering period, and for any reason, withdraw the funds accumulated in the employee's account and thereby withdraw from participation in the Amended Purchase Plan. Partial withdrawals are not permitted.

           Purchase of Shares. On the Offering Commencement Date of an offering period, the Company will grant to each participating employee, an option to purchase, on the last business day of such offering period, at the option price provided for in the Amended Purchase Plan, such number of whole shares of the Company's Common Stock reserved for the purposes of the Amended Purchase Plan as does not exceed the number of shares determined by dividing six (6%) percent of such employee's annualized compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the Amended Purchase Plan, but using the closing price on the Offering Commencement Date of such offering period.

           Each  employee  who  continues  to be a  participant  in the  Amended
Purchase Plan at the end of the offering period shall be deemed to have exercised his option at the applicable option price on such date, and shall be deemed to have purchased from the Company the applicable number of full shares of the Company's Common Stock. With minor exceptions, any balance remaining in the employee's payroll deduction account at the end of the offering period will be automatically refunded to the employee.

           Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Amended Purchase Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

           Amendment and Termination. Subject to the approval of the stockholders in certain circumstances, the Board of Directors may at any time, and from time to time, amend the Amended Purchase Plan. The Amended Purchase Plan may be terminated at any time by the Board of Directors. Upon termination of the Amended Purchase Plan, all amounts in the accounts of participating employees will be promptly refunded.

Federal Income Tax Consequences.

           The Amended Purchase Plan is intended to qualify as an "employee stock purchase plan" as defined in Section 423 of the Code, which provides that an employee does not have to pay any federal income tax when such employee joins the Amended Purchase Plan, or when an offering period ends and such employee receives shares of the Company's Common Stock. The employee is, however, required to pay a federal income tax on the difference, if any, between the price at which he sells the shares and the price he or she paid for them.

           If an employee has owned shares for more than one year and disposes of them at least two years after the date an offering period commenced, he will be taxed as described below. If the market price of the shares on the date they are sold is less than the price paid for the shares under the Amended Purchase Plan, the employee will incur a long term capital loss in the amount equal to the price paid over

825592.5
                                      -17-
the sale price. If the sale price is higher than the price paid under the Amended Purchase Plan, such employee will have to recognize ordinary income in an amount equal to the lesser of the market price of the shares on the date the offering commenced over the price paid, or the excess of the sale price over the price paid. Any further gain is treated as long-term capital gain. Except as set forth below, the Company will generally not be entitled to a tax deduction upon the purchase or sale of shares under the Amended Purchase Plan. If the employee sells the shares before he or she has owned them for more than one year or before the expiration of a two-year period commencing on the date the offering period commenced, the employee will have to recognize ordinary income in the amount of the difference between the option price and the market price of the shares on the date of purchase and the Company will receive an expense deduction for the same amount. The employee will recognize a capital gain or loss for the difference between the sale price and the market price on the date of purchase. The gain or loss will be long-term if the employee owned the shares for more than one year.

Board Recommendation

           The Board of Directors believes the Amended Purchase Plan is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.

825592.5
                                      -18-

              APPROVAL OF AMENDMENTS TO THE 1994 STOCK OPTION PLAN

Summary of the Amendments

           On April 2, 1999, the Company's Board of Directors adopted, subject to stockholder approval, an amendment and restatement of the Company's 1994 Stock Option Plan (as amended, the "Amended Option Plan") to (i) incorporate amendments previously adopted by the Board and approved by the stockholders,
(ii) make certain changes in light of changes to Rule 16b under the Exchange Act, and (iii) increase the number of shares authorized for issuance under the Amended Option Plan.

            The Board of Directors adopted a so-called "evergreen" limitation on the number of shares of Common Stock that can be transferred with respect to the grant of options made under the Amended Option Plan (i.e., the Amended Option Plan expresses the maximum number of shares which may be transferred with respect to the grant of options in terms of a percentage of outstanding shares) to ensure that the Company can continue to grant options to employees, officers and directors of, and consultants or advisors to, the Company at levels determined appropriate by the Board of Directors. This type of limitation will replenish the shares available under the Amended Option Plan, without the need for further amendment, in the event there is an increase in the number of shares the Company has outstanding. The amendment provides for a pool of shares of Common Stock reserved and available for issuance under the Amended Option Plan equal to the greater of (i) 2,500,000 shares of Common Stock and (ii) eighteen (18%) percent of the issued and outstanding shares, calculated generally with respect to the number of shares outstanding as of the last day of the prior calendar year (assuming all unexpired and outstanding options are exercised).

           The principal provisions of the Amended Option Plan are summarized below. The following summary of the material provisions of the Amended Option Plan does not purport to be complete and is qualified in its entirety by the terms of the Amended Option Plan. A copy of the Amended Option Plan is attached as Exhibit A to this Proxy Statement.

The Amended Option Plan

           The Board of Directors adopted, subject to stockholder approval, the Amended Option Plan for the purposes of securing for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success.

           Administration. The Amended Option Plan will be administered by the Board of Directors of the Company or a committee of the Board of Directors, whose construction and interpretation of the terms and provisions of the Amended Option Plan shall be final and conclusive.

           Eligibility. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company (each a "Participant").

           Options. Options granted under the Amended Option Plan may be Incentive Stock Options ("ISOs") or nonqualified stock options. An option entitles a Participant to purchase shares of Common Stock from the Company at the option price. The option price may be paid in cash or with shares of Common Stock. The purchase price per share of stock deliverable upon the exercise of an option will be determined by the Board of Directors, provided that in the case of nonqualified stock options, the exercise price cannot be less than 50% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option. In the case of ISOs, however, the exercise price cannot be

825592.5
                                      -19-
less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of the option (110% of the fair market value in the case of an ISO granted to a ten percent stockholder of the Company). Options may be exercised at such time or times and during such period as may be set forth in the agreement evidencing such option, subject to the provisions of the Amended Option Plan, but the maximum term of an option is ten years from the date of grant, or five years from the date of grant in the case of an ISO granted to a ten percent stockholder.

           ISOs may only be granted to employees; however, no employee may be granted ISOs (under the Amended Option Plan or any other plan of the Company) that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000. In addition, no Participant may be granted options in any calendar year for more than 600,000 shares of Common Stock.

           Transferability.  Awards  granted  under the Amended  Option Plan are
generally  non-transferable,   except  by  will  or  the  laws  of  descent  and
distribution.

           Share Authorization. The maximum number of shares of Common Stock that may be issued pursuant to options granted under the Amended Option Plan shall be the greater of (i) 2,500,000 shares (which currently is the maximum amount permitted prior to the amendments contemplated hereby) and (ii) eighteen (18%) percent of the total number of shares of Common Stock issued and outstanding (assuming all unexpired and outstanding options are exercised and the Common Stock subject to such options is issued) as of the last day of the prior calendar year. All awards made under the Amended Option Plan will be evidenced by written agreements between the Company and the Participant. The share limitation and terms of outstanding options will be adjusted, as the Board of Directors deems appropriate, in the event of a stock split, combination, reclassification, recapitalization or other similar event. As of April 2, 1999, approximately 60 individuals were eligible to participate in the Amended Option Plan.

           Termination and Amendment. Unless terminated sooner in accordance with its terms, the Amended Option Plan will terminate, with respect to ISOs, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the original date of adoption of the 1994 Stock Option Plan by the Board of Directors, or (ii) the date on which all shares available for issuance under the Amended Option Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Amended Option Plan. Unless terminated sooner in accordance with its terms, the Amended Option Plan will terminate with respect to options which are not ISOs on the date specified in (ii) above.

Certain Federal Income Tax Consequences.

           In general, a participant will not recognize taxable income upon the grant or exercise of an ISO. However, upon the exercise of an ISO, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the shares will be treated as an adjustment to alternative minimum taxable income. When a participant disposes of shares acquired by exercise of an ISO, the participant's gain (the difference between the sale proceeds and the price paid by the participant for the shares) upon the disposition will be taxed as capital gain provided the participant does not dispose of the shares within two years after the date of grant nor within one year after the date of exercise, and exercises the option while an employee of the Company or of a subsidiary of the Company or within three months after termination of employment for reasons other than death or disability. If the first condition is not met, the participant generally will realize ordinary income in the year of the disqualifying disposition. If the second condition is not met, the participant generally will recognize ordinary income upon exercise of the ISO.


825592.5
                                      -20-

           In general, a participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. Special timing rules may apply to a participant who is subject to Section 16(a) of the Exchange Act.

           The employer (either the Company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option. The amount of the deduction will be equal to the ordinary income recognized by the participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain disqualifying dispositions of Common Stock acquired upon the exercise of an ISO.

           The transfer of a vested non-qualified stock option to a permitted family member will have no immediate tax consequences to the Company, the participant or such permitted family member. Upon the subsequent exercise of the transferred option by the permitted family member, the participant will realize ordinary income in an amount measured by the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the employer will be entitled to a deduction in the same amount. Any difference between such fair market value and the price at which the permitted family member may subsequently sell such shares will be treated as capital gain or loss to the permitted family member, long-term or short-term depending on the length of time the shares have been held by the permitted family member.

           Section 162(m) of the Code places a limitation of $1,000,000 on the amount of compensation payable to each of the named executive officers that the Company may deduct for federal income tax purposes. The limit does not apply to certain performance-based compensation paid under a plan that meets the requirements of the Code and regulations promulgated thereunder. While the Amended Option Plan generally complies with the requirements for performance-based compensation, options granted at less than 100% of fair market value under the Amended Option Plan will not satisfy those requirements.

Board Recommendation

           The Board of Directors believes the Amended Option Plan is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.


825592.5
                                      -21-

        APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE
                             AUTHORIZED COMMON STOCK

           The Board of Directors has approved and has recommended that the stockholders of the Company approve an amendment to the Certificate of Incorporation providing for an increase from 20,000,000 to 35,000,000 in the number of authorized shares of Common Stock. As of May 7, 1999, the Company had a total of approximately 14,921,071 shares of Common Stock outstanding, warrants to purchase 2,367,000 shares of Common Stock pursuant to two warrant agreements with Sepracor, options to purchase 2,514,000 shares of Common Stock were outstanding under the Company's stock option plans and 226,000 shares of Common Stock reserved for future issuance under its stock option and stock purchase plans.

           If the amendment is approved, the additional authorized shares of Common Stock would be available for issuance in the future for corporate purposes, including without limitation, financings (including the COBE Option described below), acquisitions, strategic alliances, stock splits, stock dividends and management incentive and employee benefit plans, as the Board of Directors may deem advisable, without the necessity of further stockholder action. The issuance of additional shares of Common Stock, while providing desirable flexibility in connection with possible future financings, strategic alliances and other corporate purposes, would have the effect of diluting the Company's current stockholders and could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. The amendment has been proposed by the Company for the reasons stated above and not for any possible anti-takeover effects it may have.

           Pursuant to a Stock Subscription Agreement, dated May 3, 1999, between the Company and COBE, (i) COBE purchased from the Company, and the Company issued to COBE, 4,500,000 shares of Common Stock at an aggregate purchase price of $9 million and (ii) subject to stockholder approval of the proposal described above, the Company granted COBE an option to acquire $3 million of Common Stock at a per share price equal to the average closing price per share of Common Stock for the thirty (30) trading day period immediately prior to the date of exercise of such option. The COBE Option is exercisable at any time after August 2, 1999 and prior to May 3, 2000 and is subject to stockholder approval of the proposal set forth above in order that the Company have a sufficient number of shares available for issuance upon the exercise thereof. Shareholders are not, however, being asked to pass upon or approve the COBE Option specifically.

Board Recommendation

           The Board of Directors believes that the approval of the amendment in the Certificate of Incorporation increasing the number of shares of authorized Common Stock is in the best interests of the Company and its stockholders and therefore recommends a vote FOR this proposal.


825592.5
                                      -22-

                             INDEPENDENT ACCOUNTANTS

           PricewaterhouseCoopers LLP is currently serving as the Company's independent accountants. Coopers & Lybrand L.L.P. has served as the Company's independent accountants since 1998. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                  OTHER MATTERS

           The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

           All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Deadline For Submission of Stockholder Proposals for the 2000 Annual Meeting

           Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal office in Marlborough, Massachusetts not later than December 31, 1999 for inclusion in the proxy statement for that meeting.

                                              By Order of the Board of Directors



                                              JAMES B. MURPHY
                                              Secretary


May __, 1999



                     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

825592.5
                                      -23-

                                                                       EXHIBIT A



                                 HEMASURE, INC.

                              AMENDED AND RESTATED
                             1994 STOCK OPTION PLAN


1.         Purpose.

           The purpose of this plan (the "Plan") is to secure for HemaSure Inc. (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to
Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.         Type of Options and Administration.

           (a) Types of Options. Options granted pursuant to the Plan shall be authorized by action of the Board of Directors of the Company (or a Committee designated by the Board of Directors) and may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or non-statutory options which are not intended to meet the requirements of
Section 422 of the Code.

           (b) Administration. The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Common Stock ("Common Stock") and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith. The Board of Directors may, to the full extent permitted by or consistent with applicable laws, Section 162(m) of the Code or any regulations thereunder or any successor section of the Code or regulations thereunder ("Section 162(m)") or regulations (including, without limitation,

825592.5
                                       -1-
applicable state law and Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor rule ("Rule 16b-3")), delegate any or all of its powers under the Plan to a committee (the
"Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

           (c) Applicability of Rule 16b-3. Those provisions of the Plan which make express reference to Rule 16b-3 shall apply only to such persons as are required to file reports under Section 16(a) of the Exchange Act (a "Reporting Person").

3.         Eligibility.

           (a) General. Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of employees to whom Incentive Stock Options may be granted shall be limited to all employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine. No employee shall be granted options to purchase more than an aggregate of 600,000 shares of Common Stock under the Plan in any one calendar year. For this purpose, the issuance of new options in substitution for outstanding options shall be deemed to constitute a new grant of additional options separate from the original grant of the options that are to be canceled.

           (b) Grant of Options to Directors and Officers. The selection of a director or officer (as the terms "directors" and "officers" are defined for purposes of Rule 16b-3) as a recipient of an option shall be either (i) determined by (A) the Board of Directors or (B) by two or more directors having full authority to act in the matter, each of whom shall be a "non-employee director" within the meaning of Rule 16b-3, (ii) approved in advance or ratified by the shareholders of the Company in accordance with Rule 16b-3(d)(3) or (iii) made in reliance on another available exemption from the application of Section 16(b). To the extent compliance with Section 162(m) of the Code is desired, in addition to the foregoing if applicable, the selection of a "covered employee" (as defined in Section 162(m) of the Code) as a recipient of an option shall be made by two or more directors each of whom is an "outside director" as defined in Section 162(m) of the Code.

4.         Stock Subject to Plan.

           Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock reserved and available for issuance under the Amended Option Plan shall be such aggregate number of Common Stock as does not exceed the greater of (i) 2,500,000 shares of Common Stock and (ii) eighteen (18%) percent of the total number of shares of Common Stock issued and outstanding (assuming all unexpired and outstanding options are exercised and the Common Stock subject to such options is issued) as of the last day of the prior calendar year. Notwithstanding the foregoing, the maximum number of shares of Common Stock for which Incentive Stock Options may be granted under the Amended Option Plan shall not exceed 2,500,000 shares of Common Stock, reduced by the aggregate number of shares of Common Stock subject to then-outstanding Incentive Stock Options. For purposes of this limitation, if any portion of the then-outstanding Incentive Stock Options are forfeited, canceled, reacquired by the

825592.5
                                       -2-

Company, satisfied without the issuance of Common Stock or otherwise terminated, the shares of Common Stock underlying such portion of the Incentive Stock Options shall be added back to the shares of Common Stock available for issuance under the Amended Option Plan.

5.         Forms of Option Agreements.

           As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.         Purchase Price.

           (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however, that (i) in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the cause of options described in Section 11(b), and (ii) in the case of a non-qualified option, the exercise price shall not be less than 50% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option.

           (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Rule 16b-3, Section 162(m) and Regulation T promulgated by the Federal Reserve Board) or
(iii) by any combination of such methods of payment. The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7.         Option Period.

           Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.

8.         Exercise of Options.

           Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

825592.5
                                       -3-

9.         Nontransferability of Options.

           Incentive Stock Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee. Non-statutory options may be transferred with the consent of the Board of Directors to family members, trusts for family members or partnerships in which all of the partners are family members or family trusts of the option holder.

10.        Effect of Termination of Employment or Other Relationship.

           Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.        Incentive Stock Options.

           Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

           (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

           (b) 10% Shareholder. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                     (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant: and

                     (ii) the option exercise period shall not exceed five years from the date of grant.

           (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.


825592.5
                                       -4-

           (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

                     (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employees of the Company (or within such lesser period as may be specified in the applicable option agreement(provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

                     (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution within the period of one year after the date of death (or within such lesser period as may be specified in the applicable option agreement); and

                     (iii) if the optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code or any successor provision thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

           (e) Savings Clause. To the extent any Incentive Stock Option fails to be treated as an Incentive Stock Option, it shall be treated as a non-statutory stock option.

12.        Additional Provisions.

           (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

           (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause the Plan to fail to comply with Section 422 of the Code or with

825592.5
                                       -5-

Rule 16b-3 or cause any option granted under the Plan to fail to qualify as performance-based compensation within the meaning of Section 162(m).

13.        General Restrictions.

           (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

           (b) Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.        Rights as a Shareholder.

           The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares ) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.        Adjustment Provisions for Recapitalizations and Related Transactions.

           (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, and (z) the price for each share subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such

825592.5
                                       -6-
adjustment would cause the Plan to fail to comply with Section 422 of the Code or with Rule 16b-3.

           (b) Board Authority to Make  Adjustments.  Any adjustments under this
Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.        Merger, Consolidation, Asset Sale, Liquidation, etc.

           (a) General. Subject to Section 16(c), in the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee (to the extent then exercisable) within a specified period following the date of such notice and (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and
(B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options.

           (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

           (c) Change in Control. Notwithstanding any other provision contained herein, in the event of a "Change in Control" of the Company (as defined below) each outstanding option under the Plan held by a person who is then an employee of the Company shall immediately become exercisable in full. For purposes of the Plan, a "Change in Control" shall be deemed to have occurred only if any of the following events occurs: (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the

825592.5
                                       -7-

Company representing 50% or more of the combined voting power of the Company's then outstanding securities; (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (iv) individuals who, on the date on which the Plan was adopted by the Board of Directors, constituted the Board of Directors of the Company, together with any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors on the date on which the Plan was adopted by the Board of Directors or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors.

17.        No Special Employment Rights.

           Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.        Other Employee Benefits.

           Except as to plan which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19. Amendment of the Plan.

           (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, or is required to ensure that any compensation resulting from any option under the Plan is deductible for federal income tax purposes under Section 162(m), the Board of Directors may not effect such modification or amendment without such approval.

           (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding

825592.5
                                       -8-

Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3 or to ensure the deductibility of any compensation resulting from any option under 162(m).

20.        Withholding.

           (a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market value of the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

           (b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3.

21.        Cancellation and New Grant of Options, Etc.

           The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the canceled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22.        Effective Date and Duration of the Plan.

           (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan no options previously granted under the Plan shall be deemed to be Incentive Stock Options, options previously granted to covered employees, directors or officers shall not vest and shall terminate and no Incentive Stock Options shall be granted thereafter nor shall any options be

825592.5
                                       -9-
granted thereafter to covered employees or officers. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section
19) shall become effective when adopted by the Board of Directors, but no Incentive Stock Option granted after the date of such amendment and no option granted to any covered employee, director or officer after the date of such amendment shall become exercisable (to the extent that (i) such amendment to the Plan was required to enable the Company to grant such Incentive Stock Option to a particular optionee or (ii) shareholder approval of such amendment to the Plan was required to ensure the continued qualification of the Plan under Section 162(m) or to ensure the deductibility of any compensation resulting from any option under Section 162(m) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, (i) any Incentive Stock Options granted on or after the date of such amendment shall terminate to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular optionee and (ii) any option granted to a covered employee, director or officer on or after the date of such amendment shall terminate to the extent that shareholder approval of such amendment was required to ensure continued qualification of the Plan under Rule 16b-3 or Section 162(m) or to ensure the deductibility of any compensation resulting from any option under Section 162(m). Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

           (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate, with respect to Incentive Stock Options, upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors, or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. Unless sooner terminated in accordance with Section 16, the Plan shall terminate with respect to options which are not Incentive Stock Options on the date specified in (ii) above. If the date of termination is determined under (i) above, then options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.        Provision for Foreign Participants.

           The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

                                  Adopted by the Board of Directors on
                                  April 2, 1999

825592.5
                                      -10-